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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, to be filed on or around January 31, 1997, of our report dated January 31, 1996 on the Consolidated Financial Statements of UUNET Technologies, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996 as amended by Form 8-K/A filed on November 4, 1996 and to all references to our Firm included in this registration statement.



                                                   ARTHUR ANDERSEN LLP


Washington, D.C.
January 30, 1997.